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                                                                 Exhibit 10.12.1

ChipPAC, Inc.            Hyundai Electronics America    ChipPAC Limited
3151 Coronado Drive      3101 North First Street        Craigmuir Chambers
Santa Clara, CA 95054    San Jose, CA, 95054            Road Town, Tortola
                                                        British Virgin Islands

                                 July 15, 1999

Tessera, Inc.
3099 Orchard Drive
San Jose, California 95134
Attention: Chief Executive Officer

               Re: TCC License Agreement dated December 22, 1998, as amended between Tessera, Inc. and the Tessera Affiliates and ChipPAC, Inc. and the Licensee Affiliates (the "Agreement")

Ladies and Gentlemen:

     Hyundai Electronics Industries Co., Ltd. and Hyundai Electronics America (collectively, "Hyundai") have entered into an agreement pursuant to which ChipPAC, Inc. shall be recapitalized (the "Recapitalization"). As a result of the Recapitalization, (i) an equity investor group led by Bain Capital and Citicorp Venture Capital, together with ChipPAC management, will own the majority of ChipPAC's equity and (ii) all of ChipPAC's sales, marketing and licensing activities will be conducted by ChipPAC Limited, ChipPAC's newly established British Virgin Islands subsidiary (which will also own the stock of ChipPAC's Korean and Chinese operating subsidiaries).

     Following the consummation of the Recapitalization, ChipPAC will be the second largest independent provider of semiconductor packaging and test services to the semiconductor industry. ChipPAC provides packaging and test services to some of the world's largest and most prominent semiconductor manufacturers. A number of ChipPAC's customers and suppliers have already been notified of the proposed transaction and have been encouraging and supportive.

     We anticipate consummating the Recapitalization on or about July 29, 1999. In order to facilitate the orderly progression of the Recapitalization, it is desirable that ChipPAC, Inc. transfer its rights and obligations under the Agreement to Hyundai Electronics America and that Hyundai Electronics America immediately transfer its rights and obligations under the Agreement to ChipPAC Limited.

     We would appreciate it if you would execute and return the enclosed copy of this letter by July 22, 1999 as evidence that, effective upon the consummation of the Recapitalization pursuant to that certain Agreement and Plan of Recapitalization and Merger dated as of March 13, 1999, as amended, by and among Hyundai, ChipPAC, Inc. and ChipPAC Merger Corp., you consent to (i) the transfer of all of ChipPAC, Inc.'s rights and obligations under the Agreement to Hyundai Electronics America and to the transfer immediately thereafter by Hyundai Electronics America of all such rights and obligations under the Agreement to ChipPAC Limited and (ii) the collateral security assignment by ChipPAC Limited of its rights under the Agreement to any of its financing
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Tessera, Inc.                                                      July 15, 1999
Consent - Page 2

sources, notwithstanding in either case, any provision to the contrary in the Agreement which may otherwise prohibit or restrict such transfers. From and after the effectiveness of the transfer of such rights and obligations under the Agreement to ChipPAC Limited, ChipPAC Limited shall assume each of ChipPAC, Inc.'s obligations pursuant to the Agreement and shall be bound by all of the terms and conditions of the Agreement that by their terms apply to ChipPAC, Inc., and Hyundai Electronics America shall have no rights, obligations or liabilities thereunder. In no event shall Hyundai be liable to Tessera, Inc. or the Tessera Affiliates for any breach or damages caused by ChipPAC Limited in connection with or arising out of the Agreement.

     We anticipate providing you notice of the consummation of the Recapitalization shortly after the closing thereof. Please contact Dennis McKenna of ChipPAC at (408) 486-5901, Baxon S. Kim of Hyundai Electronics America at (408) 232-8203 and Rod J. Howard of Brobeck, Phleger & Harrison LLP, counsel to Hyundai Electronics, at (650) 812-2596, with any questions concerning this letter.

                                   Very truly yours,

                                   ChipPAC, Inc.

                                   By:  /s/ Dennis McKenna
                                        -----------------------------------

                                   Its: PRESIDENT/CEO
                                        -----------------------------------

                                   Hyundai Electronics America

                                   By:  /s/ Dr. C.S. Park
                                        -----------------------------------

                                   Its: President & CEO
                                        -----------------------------------

                                   ChipPAC Limited

                                   By:  /s/ Richard Parsons
                                        -------------------------------------
                                        RICHARD PARSONS, for WESTLAND LIMITED

                                   Its: DIRECTOR
                                        -----------------------------------

Agreed to as of this 29 day of July, 1999.

Tessera, Inc.

By:  /s/ Bruce McWilliams
     ---------------------

Its: President & CEO
     ---------------------
        July 29, 1999